Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP &CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Results: Portfolio Loans up 10% since Year End
     July 19, 2007, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (Nasdaq Global Select Market—OKSB), (“Southwest”), today reported net income for the second quarter of 2007 of $6.8 million, a 3% increase from the $6.6 million reported for the second quarter of 2006. Diluted earnings per share for the quarter were $0.47 compared to $0.45 per share for the 2006 period, an increase of 4%. Net income for the first six months of 2007 was $11.3 million, a 12% decrease from the $12.9 million reported for the first six months of 2006. Diluted earnings per share were $0.78 compared to $0.89 per share for the 2006 period, a decrease of 13%. Income for the second quarter 2007 reflects a $1.9 million pre-tax gain on the sale of shares received in a debt restructuring, while the income for the first six months reflects a one time $2.5 million pre-tax write off of a cash receivable and related year to date legal fees of approximately $500,000.
     Rick Green, President and Chief Executive Officer, stated, “We continue to pursue our long-range strategies for growth and market expansion. At June 30, 2007, our Texas and Kansas operations accounted for $833.2 million, (47%) of total portfolio loans and had grown $143.4 million (21%) since year end 2006. The total $166.8 million (10%) growth in portfolio loans year to date more than offset the decreases in secondary market (which includes student lending). Student lending at quarter end represented only 4% of our total loans, down from 10% at year end 2006 and 18 % of total loans at June 30 of last year. Core deposits (all deposits other than large time deposits) grew by $135.1 million (12%) in the first six months of 2007.
     “We also are glad to report that sub prime lending has never been a part of our business strategy, and that our sub prime loan exposure is minimal to none.”
Highlights (Preliminary)

• Second quarter net income:	$6.8 million, a 3% increase from second quarter 2006

• Portfolio loans:	$1.8 billion, a 10% increase from year end 2006

• Total loans:	$1.8 billion, a 3% increase from year end 2006

• Return on average equity:	13.26% for the second quarter 2007

11.19% for the six months ending June 30, 2007

• GAAP-based efficiency ratio:	52.82% for the second quarter 2007

58.49% for the six months ending June 30, 2007
(Please see Financial Tables 1 through 7 for additional financial information.)
Preliminary Results of Operations
     The $215,000, or 3% increase in quarterly net income from second quarter 2006 was the result of a $1.2 million (36%) decrease in provision for loan losses and a $949,000 (21%) increase in noninterest income, offset in part by a $278,000 (1%) decrease in net interest income, a $709,000 (20%) increase in income taxes and a $956,000 (7%) increase in noninterest expense.

NASDAQ: OKSB
Southwest Bancorp Results: Portfolio Loans up 10% since Year End
     The $278,000 decrease in net interest income for the quarter was primarily the result of increased loan yields offset by higher rates on interest bearing deposits. The ratio of our allowance for loan losses to total loans at quarter end was 1.52%, unchanged from year end 2006. The increase in other income was mainly the result of a gain of $1.9 million on the sale of 1,500,000 shares of common stock of a public corporation offset in part by substantially lower gains on the sale of student and other loans. The quarterly efficiency ratio was at a favorable 53% level.
     The $1.6 million, or 12% decrease in net income for the six months ending June 30, 2007 compared to the six months ending June 30, 2006 was the result of a $194,000 (less than 1%) increase in net interest income, a $2.0 million (34%) decrease in the provision for loan losses, an increase in noninterest income of $321,000 (4%) and a $494,000 (6%) decrease in income taxes, offset by a $4.6 million (17%) increase in noninterest expense.
Financial Condition
     At June 30, 2007, total assets were $2.2 billion, a $25.4 million, or 1% increase from December 31, 2006. Shareholders’ equity at June 30, 2007 totaled $208.2 million, an $10.7 million, or 5%, increase from year end 2006. Core deposits grew by $135.1 million, or 12%, in the first half of the year. Consistent with our earlier disclosures, student lending balances have decreased from year end 2006 and are expected to continue to decrease.
     Portfolio loans increased by $166.8 million, or 10% during the first six months of 2007. Portfolio loans exclude loans held for sale. Southwest’s growth in portfolio loans more than offset the expected reduction in loans held for sale, almost all of which are student loans.
     In the last twelve months, Southwest’s Texas and Kansas offices have increased total portfolio loans $219.6 million. At June 30, 2007, Southwest’s seven Texas and two Kansas offices accounted for $833.2 million in loans, or 47% of total portfolio loans, up from 43% at December 31, 2006. Southwest expects to open additional offices in Texas and Kansas in the months ahead.
     At June 30, 2007, the allowance for loan losses was $28.1 million, an increase of $761,000, or 3%, from the allowance for loan losses at December 31, 2006. This change is the result of growth in performing commercial and commercial real estate loans and an increase in potential problem loans offset in part by decreases in the allowance related to impaired loans and the general allowance. At June 30, 2007, the allowance for loan losses was 1.52% of total loans, unchanged from year end 2006. Management believes the amount of the allowance is appropriate, given its systematic methodology for calculating the allowance. Changes in the amount of the allowance resulted from the application of that methodology, which is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.
     At June 30, 2007, the reserve for unfunded loan commitments was $2.0 million, an increase of $86,000, or 4%, from December 31, 2006 due to an increase in commitments, partially offset by a substantial decrease in the reserve on commitments related to potential problem loans.
     Nonaccrual loans totaled $22.6 million at June 30, 2007, compared to $26.7 million at December 31, 2006. Total nonperforming loans of $24.3 million decreased $5.1 million, or 17% from year end 2006, and represented 1.32% of total loans, compared to 1.64% of total loans at year end 2006. The decrease in nonperforming loans is due primarily to one relationship returning to accrual status. At June 30, 2007, $1.3 million, or 5%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.
     Other real estate at June 30, 2007, was $1.5 million, a reduction of $365,000, or 19% from December 31, 2006. Total nonperforming assets at June 30, 2007, were $25.8 million, a decrease of $5.5 million, or 17% from December 31, 2006.
     Performing loans considered potential problem loans, loans which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms, amounted to approximately $69.6 million at June 30, 2007, compared to $50.6 million at December 31, 2006, a 38% increase.

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NASDAQ: OKSB
Southwest Bancorp Results: Portfolio Loans up 10% since Year End
Cash Receivable
     As previously disclosed, in December 2006, an armored transportation company failed to deliver to Stillwater National Bank and Trust (“Stillwater National”) cash due to it from certain ATMs owned by one of its subsidiaries, Cash Source, Inc. (“CSI”). CSI discovered other cash shortages arising from the same transportation company and has removed all cash from the other CSI ATMs for which that company provided cash transportation.
     Southwest has estimated the loss as the total amount of the receivable, and has recorded a complete write-off of that amount as reflected in the financial statements for the first quarter of 2007. The financial statements also reflect related legal expenses incurred by Southwest in 2007 of approximately $500,000. Southwest continues to vigorously pursue its investigation and efforts to recover the missing cash or otherwise mitigate its damages. Southwest is in the process of preparing its claim for insurance, which it intends to file in the third quarter of 2007.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Kansas City and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. This vision includes long-term goals for increasing earnings and banking assets from operations in Oklahoma, Texas, and Kansas that specialize in serving medical, professional, business, and commercial real estate customers and from more traditional banking operations, such as community banking. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     On February 2, 2007, Southwest signed an agreement to purchase the Bank of Kansas for a cash price of $15.25 million. Bank of Kansas has total assets of approximately $76 million, loans of approximately $42 million, deposits of approximately $68 million, and two banking offices in the Hutchinson, Kansas market. This transaction has received the required bank regulatory approvals and is expected to close in the third quarter of 2007.
     Southwest’s banking philosophy is to provide a high level of customer service, a wide range of financial services, and products responsive to customer needs with a focus on serving healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. This philosophy has led to the development of a line of deposit, lending, and other financial products that respond to professional and commercial customer needs for speed, efficiency, and information, and which complement more traditional banking products. Southwest seeks to build close relationships with businesses, professionals and their principals, and to service their evolving banking needs throughout their business development and professional lives.
     Southwest has developed a highly automated lockbox, imaging, and information service for commercial customers called “SNB Digital Lockbox” and deposit products that automatically sweep excess funds from commercial demand deposit accounts and invest them in interest bearing funds. Other specialized financial services include integrated document imaging and cash management services designed to help our customers in the healthcare industry and other record-intensive enterprises operate more efficiently.
     Southwest’s two management consulting subsidiaries complement its banking services and help differentiate Southwest from competitors. Healthcare Strategic Support, Inc. provides management consulting services for physicians, hospitals, and healthcare groups. Business Consulting Group, Inc. provides marketing, strategic, logistics, and operations consulting for both small and large commercial enterprises.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because

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NASDAQ: OKSB
Southwest Bancorp Results: Portfolio Loans up 10% since Year End they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

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NASDAQ: OKSB
Southwest Bancorp Results: Portfolio Loans up 10% since Year End
Financial Tables

Financial Highlights	Table 1
Consolidated Statements of Financial Condition	Table 2
Consolidated Statements of Operations	Table 3
Average Balances, Yields, and Rates-Quarterly	Table 4
Average Balances, Yields, and Rates-Year-to-date	Table 5
Summary Financial Data by Quarter-2007 and 2006	Table 6
Supplemental Analytical Data by Quarter-2007 and 2006	Table 7

5

Table 1
SOUTHWEST BANCORP, INC.
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Second Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS			%		%
	2007	2006	Change	2006	Change
Operations
Net interest income	$22,583	$22,861	-1%	$24,039	(6)%
Provision for loan losses	2,107	3,316	(36)	2,567	(18)
Other income	5,454	4,505	21	4,344	26
Other expense	14,808	13,852	7	15,691	(6)
Income before taxes	11,122	10,198	9	10,125	10
Taxes on income	4,281	3,572	20	3,672	17
Net income	6,841	6,626	3	6,453	6
Diluted earnings per share	0.47	0.45	4	0.44	7
Balance Sheet
Total assets	2,196,005	2,188,102	0	2,170,628	1
Loans held for sale	73,011	318,477	(77)	188,464	(61)
Portfolio loans	1,769,528	1,457,705	21	1,602,726	10
Total deposits	1,823,806	1,764,774	3	1,765,611	3
Total shareholders’ equity	208,185	182,700	14	197,510	5
Book value per share	14.53	12.89	13	13.87	5
Key Ratios
Net interest margin	4.35%	4.36%		4.47%
Efficiency ratio (GAAP-based)	52.82	50.62		55.28
Allowance to total loans	1.52	1.48		1.52
Nonperforming loans to total loans	1.32	1.49		1.64
Shareholders’ equity to total assets	9.48	8.35		9.10
Return on average assets	1.28	1.21		1.15
Return on average equity	13.26	14.59		13.06

Table 2
SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	June 30,	December 31,	June 30,
	2007	2006	2006
Assets
Cash and due from banks	$34,754	$46,618	$43,295
Federal funds sold	0	11,000	54,000

Cash and cash equivalents	34,754	57,618	97,295
Investment securities:
Held to maturity. Fair value: $5,260 $1,621 $1,599	5,333	1,630	1,628
Available for sale. Amortized cost: $261,486 $258,742 $263,208	259,982	255,904	256,060
Federal Reserve and FHLB Stock, at cost	12,719	12,315	12,048
Loans held for sale	73,011	188,464	318,477

Loans receivable	1,769,528	1,602,726	1,457,705
Less: Allowance for loan losses	(28,054)	(27,293)	(26,341)

Net loans receivable	1,741,474	1,575,433	1,431,364
Accrued interest receivable	19,871	24,269	17,270
Premises and equipment, net	21,889	21,818	20,572
Other real estate owned	1,508	1,873	2,143
Goodwill	1,213	1,213	194
Other intangible assets, net	2,926	3,069	1,399
Other assets	21,325	27,022	29,652

Total assets	$2,196,005	$2,170,628	$2,188,102

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$248,285	$254,415	$235,649
Interest-bearing demand	63,758	55,396	62,114
Money market accounts	487,096	371,912	383,772
Savings accounts	11,017	11,273	8,895
Time deposits of $100,000 or more	571,584	648,664	678,660
Other time deposits	442,066	423,951	395,684

Total deposits	1,823,806	1,765,611	1,764,774
Accrued interest payable	10,424	13,260	10,615
Income tax payable	3,066	1,136	1,159
Other liabilities	8,570	8,624	11,557
Other borrowings	95,561	138,094	170,904
Subordinated debentures	46,393	46,393	46,393

Total liabilities	1,987,820	1,973,118	2,005,402

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	46,329	45,901	45,684
Retained earnings	154,089	146,197	135,453
Accumulated other comprehensive loss	(957)	(1,738)	(4,376)
Treasury stock, at cost, 329,570 417,535 484,774 shares	(5,934)	(7,508)	(8,719)

Total shareholders’ equity	208,185	197,510	182,700

Total liabilities and shareholders’ equity	$2,196,005	$2,170,628	$2,188,102

Table 3
SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Interest income
Loans	$39,578	$39,047	$79,864	$75,765
Investment securities	2,847	2,705	5,526	5,375
Other interest-earning assets	115	60	180	80

Total interest income	42,540	41,812	85,570	81,220

Interest expense
Interest-bearing deposits	17,893	15,732	35,116	29,137
Other borrowings	1,089	2,275	3,220	5,164
Subordinated debentures	975	944	1,937	1,816

Total interest expense	19,957	18,951	40,273	36,117

Net interest income	22,583	22,861	45,297	45,103

Provision for loan losses	2,107	3,316	3,968	5,992

Other income
Service charges and fees	2,306	3,009	4,541	5,783
Gain on sales of loans	800	1,040	2,008	1,945
Gain (loss) on investment securities	1,919	(71)	1,471	(334)
Other noninterest income	429	527	774	1,079

Total other income	5,454	4,505	8,794	8,473

Other expense
Salaries and employee benefits	8,358	7,788	16,483	15,028
Occupancy	2,388	2,430	4,791	4,997
FDIC and other insurance	140	124	263	251
Other real estate, net	(41)	26	(110)	134
General and administrative	3,963	3,484	10,212	6,632

Total other expenses	14,808	13,852	31,639	27,042

Income before taxes	11,122	10,198	18,484	20,542
Taxes on income	4,281	3,572	7,143	7,637

Net income	$6,841	$6,626	$11,341	$12,905

Basic earnings per common share	$0.48	$0.46	$0.80	$0.91
Diluted earnings per common share	0.47	0.45	0.78	0.89
Cash dividends declared per share	0.0925	0.0825	0.1850	0.1650

Table 4
SOUTHWEST BANCORP, INC.
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended June 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,795,028	$39,578	8.84%	$1,828,484	$39,047	8.57%
Investment securities	276,610	2,847	4.13	270,392	2,705	4.01
Other interest-earning assets	9,354	115	4.93	5,050	60	4.77

Total interest-earning assets	2,080,992	42,540	8.20	2,103,926	41,812	7.97

Other assets	66,614			87,758

Total assets	$2,147,606			$2,191,684

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$63,947	$98	0.61%	$57,938	$78	0.54%
Money market accounts	423,484	4,743	4.49	406,476	4,227	4.17
Savings accounts	10,993	21	0.77	8,971	6	0.27
Time deposits	1,045,334	13,031	5.00	1,051,660	11,421	4.36

Total interest-bearing deposits	1,543,758	17,893	4.65	1,525,045	15,732	4.14
Other borrowings	95,143	1,089	4.59	197,226	2,275	4.63
Subordinated debentures	46,393	975	8.41	46,393	944	8.05

Total interest-bearing liabilities	1,685,294	19,957	4.75	1,768,664	18,951	4.30

Noninterest-bearing demand deposits	236,835			222,594
Other liabilities	18,483			18,240
Shareholders’ equity	206,994			182,186

Total liabilities and shareholders’ equity	$2,147,606			$2,191,684

Net interest income and spread		$22,583	3.45%		$22,861	3.67%

Net interest margin (1)			4.35%			4.36%

Average interest-earning assets to average interest-bearing liabilities	123.48%			118.96%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

Table 5
SOUTHWEST BANCORP, INC.
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the six months ended June 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,820,792	$79,864	8.85%	$1,817,383	$75,765	8.41%
Investment securities	274,387	5,526	4.06	271,235	5,375	4.00
Other interest-earning assets	7,293	180	4.98	4,793	80	3.37

Total interest-earning assets	2,102,472	85,570	8.21	2,093,411	81,220	7.82

Other assets	74,130			91,027

Total assets	$2,176,602			$2,184,438

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$62,215	$179	0.58%	$56,704	$141	0.50%
Money market accounts	397,634	8,705	4.41	402,256	7,975	4.00
Savings accounts	11,049	41	0.75	8,930	11	0.25
Time deposits	1,061,794	26,191	4.97	1,019,992	21,010	4.15

Total interest-bearing deposits	1,532,692	35,116	4.62	1,487,882	29,137	3.95
Other borrowings	135,107	3,220	4.81	232,473	5,164	4.48
Subordinated debentures	46,393	1,937	8.35	46,393	1,816	7.83

Total interest-bearing liabilities	1,714,192	40,273	4.74	1,766,748	36,117	4.12

Noninterest-bearing demand deposits	237,679			220,861
Other liabilities	20,271			17,767
Shareholders’ equity	204,460			179,062

Total liabilities and shareholders’ equity	$2,176,602			$2,184,438

Net interest income and spread		$45,297	3.47%		$45,103	3.70%

Net interest margin (1)			4.34%			4.34%

Average interest-earning assets to average interest-bearing liabilities	122.65%			118.49%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

Table 6
SOUTHWEST BANCORP, INC.
UNAUDITED SUMMARY FINANCIAL DATA

	2007		2006
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$39,578	$40,286	$42,034	$41,074	$39,047	$36,718
Investment securities	2,847	2,679	2,661	2,686	2,705	2,670
Other interest-earning assets	115	65	28	57	60	20

Total interest income	42,540	43,030	44,723	43,817	41,812	39,408
Interest expense:
Interest bearing demand deposits	98	81	62	79	78	63
Money market accounts	4,743	3,962	3,979	4,066	4,227	3,748
Savings accounts	21	20	20	19	6	5
Time deposits of $100,000 or more	7,781	8,132	8,121	8,106	7,478	6,182
Other time deposits	5,250	5,028	4,935	4,578	3,943	3,407

Total interest-bearing deposits	17,893	17,223	17,117	16,848	15,732	13,405
Other borrowings	1,089	2,131	2,578	2,281	2,275	2,889
Subordinated debentures	975	962	989	992	944	872

Total interest expense	19,957	20,316	20,684	20,121	18,951	17,166

Net interest income	22,583	22,714	24,039	23,696	22,861	22,242
Provision for loan losses	2,107	1,861	2,567	3,006	3,316	2,676
Other income:
Service charges and fees	2,306	2,235	2,837	2,872	3,009	2,774
Gain on sales of loans	800	1,208	877	616	1,040	905
Gain (loss) on investment securities	1,919	(448)	525	60	(71)	(263)
Other noninterest income	429	345	105	411	527	552

Total other income	5,454	3,340	4,344	3,959	4,505	3,968
Other expense:
Salaries and employee benefits	8,358	8,125	8,392	7,477	7,788	7,240
Occupancy	2,388	2,403	2,673	2,520	2,430	2,567
FDIC and other insurance	140	123	132	128	124	127
Other real estate, net	(41)	(69)	30	122	26	108
General and administrative	3,963	6,249	4,464	3,663	3,484	3,148

Total other expenses	14,808	16,831	15,691	13,910	13,852	13,190

Income before taxes	11,122	7,362	10,125	10,739	10,198	10,344
Taxes on income	4,281	2,862	3,672	4,100	3,572	4,065

Net income	$6,841	$4,500	$6,453	$6,639	$6,626	$6,279

PER SHARE DATA
Basic earnings per common share	$0.48	$0.32	$0.45	$0.47	$0.46	$0.45
Diluted earnings per common share	0.47	0.31	0.44	0.46	0.45	0.44
Cash dividends declared per share	0.0925	0.0925	0.0825	0.0825	0.0825	0.0825
Book value per share	14.53	14.14	13.87	13.44	12.89	12.52
Tangible book value per share	14.44	14.05	13.78	13.37	12.88	12.51
Weighted average shares outstanding:
Basic	14,299,111	14,263,698	14,230,015	14,206,947	14,151,442	14,075,998
Diluted	14,644,863	14,642,913	14,562,343	14,533,573	14,470,954	14,406,911
OTHER FINANCIAL DATA
Investment securities	$278,034	$274,106	$269,849	$269,818	$269,736	$271,858
Loans held for sale	73,011	108,025	188,464	257,689	318,477	383,164
Portfolio loans	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817
Total loans	1,842,539	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Total assets	2,196,005	2,194,179	2,170,628	2,157,738	2,188,102	2,145,839
Total deposits	1,823,806	1,803,181	1,765,611	1,740,564	1,764,774	1,699,212
Other borrowings	95,561	123,212	138,094	157,740	170,904	203,616
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	208,185	201,777	197,510	191,231	182,700	176,945
Mortgage servicing portfolio	134,444	134,259	135,904	131,688	134,414	132,825
Continued

Table 6
Continued
SOUTHWEST BANCORP, INC.
UNAUDITED SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2007		2006
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets	1.28%	0.83%	1.15%	1.20%	1.21%	1.17%
Return on average equity	13.26	9.04	13.06	13.94	14.59	14.48
Net interest margin	4.35	4.34	4.47	4.47	4.36	4.34
Dividends declared to net income	19.37	29.32	18.20	17.68	17.63	18.54
Effective tax rate	38.49	38.88	36.27	38.18	35.03	39.30
Efficiency ratio	52.82	64.60	55.28	50.30	50.62	50.32
ASSET QUALITY RATIOS
Nonperforming assets to total loans and other real estate owned	1.40%	1.76%	1.74%	1.83%	1.61%	1.82%
Nonperforming loans to total loans	1.32	1.66	1.64	1.72	1.49	1.43
Net loan charge-offs to average total loans	0.40	0.31	0.71	0.28	0.38	0.39
Allowance for loan losses to total loans	1.52	1.56	1.52	1.56	1.48	1.39
Allowance for loan losses to nonperforming loans	115.65	94.18	92.97	90.52	99.67	97.80
CAPITAL RATIOS
Average total shareholders’ equity to average assets	9.64%	9.15%	8.84%	8.62%	8.31%	8.08%
Leverage ratio	11.73	11.12	10.91	10.84	10.58	10.37
Tier 1 capital to risk-weighted assets	11.84	12.44	12.25	12.53	12.54	12.62
Total capital to risk-weighted assets	13.13	13.68	13.50	13.80	13.80	13.87
SEGMENT LOANS
Oklahoma banking	$936,305	$890,503	$912,862	$889,453	$844,047	$846,045
Texas and Kansas banking	833,223	776,692	689,864	652,285	613,658	545,825

Subtotal	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,870
Secondary market	73,011	108,025	188,464	257,689	318,477	383,164
Other operations	—	—	—	—	—	(53)

Total loans	$1,842,539	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

SEGMENT NET INCOME*
Oklahoma banking	$5,602	$4,284	$4,102	$3,988	$3,629	$3,685
Texas and Kansas banking	2,043	2,085	1,368	1,479	1,618	1,774

Subtotal	7,645	6,369	5,470	5,467	5,247	5,459
Secondary market	196	753	1,279	1,355	1,739	1,694
Other operations	(1,000)	(2,622)	(296)	(183)	(360)	(874)

Total net income	$6,841	$4,500	$6,453	$6,639	$6,626	$6,279

OFFICES AND EMPLOYEES
FTE Employees	457	443	429	430	409	390
ATM’s	38	39	125	302	296	297
Branches	15	15	15	15	13	13
Loan production offices	3	3	3	3	3	2
Assets per employee	$4,805	$4,953	$5,060	$5,018	$5,350	$5,502

Balance sheet amounts are as of period end unless otherwise noted.

*	In 2007, Southwest revised its methodology for presenting segment net income to reflect capital pricing. Segment net income for prior periods above has been adjusted to reflect this change.

Table 7
SOUTHWEST BANCORP, INC.
UNAUDITED SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2007		2006
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$564,813	$582,440	$609,271	$615,495	$579,966	$573,842
One-to-four family residential	90,916	83,312	91,441	94,966	97,513	91,007
Real estate construction	617,993	517,199	453,750	383,751	366,247	302,698
Commercial	465,588	457,838	424,189	421,173	389,525	401,820
Installment and consumer:
Guaranteed student loans	68,117	101,905	181,458	252,664	312,888	378,372
Other	35,112	32,526	31,081	31,378	30,043	27,242

Total loans, including held for sale	1,842,539	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Less allowance for loan losses	(28,054)	(27,728)	(27,293)	(28,064)	(26,341)	(24,760)

Total loans, net	$1,814,485	$1,747,492	$1,763,897	$1,771,363	$1,749,841	$1,750,221

By statement of condition category:
Loans held for sale:
Student loans	$68,117	$101,905	$181,458	$252,664	$312,888	$378,372
One-to-four family residential	3,382	4,113	4,654	2,506	2,583	1,718
Other	1,512	2,007	2,352	2,519	3,006	3,074

Total loans held for sale	73,011	108,025	188,464	257,689	318,477	383,164
Portfolio loans	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817

Total loans before allowance	$1,842,539	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

DEPOSIT COMPOSITION
Non-interest bearing demand	$248,285	$251,777	$254,415	$245,335	$235,649	$229,979
Interest-bearing demand	63,758	63,741	55,396	58,037	62,114	58,188
Money market accounts	487,096	394,668	371,912	358,812	383,772	389,688
Savings accounts	11,017	11,196	11,273	10,931	8,895	9,233
Time deposits of $100,000 or more	571,584	646,668	648,664	646,849	678,660	637,574
Other time deposits	442,066	435,131	423,951	420,600	395,684	374,550

Total deposits	$1,823,806	$1,803,181	$1,765,611	$1,740,564	$1,764,774	$1,699,212

NONPERFORMING ASSETS
Nonaccrual loans	$22,633	$26,978	$26,735	$23,913	$23,135	$23,555
90 days past due and accruing	1,625	2,462	2,622	7,090	3,293	1,763

Total nonperforming loans	24,258	29,440	29,357	31,003	26,428	25,318
Other real estate owned	1,508	1,869	1,873	1,878	2,143	7,124

Total nonperforming assets	$25,766	$31,309	$31,230	$32,881	$28,571	$32,442

ALLOWANCE ACTIVITY
Balance, beginning of period	$27,728	$27,293	$28,064	$26,341	$24,760	$23,812
Charge offs	1,875	1,728	3,643	1,630	1,844	1,808
Recoveries	94	302	305	347	109	80

Net charge offs	1,781	1,426	3,338	1,283	1,735	1,728
Provision for loan losses	2,107	1,861	2,567	3,006	3,316	2,676

Balance, end of period	$28,054	$27,728	$27,293	$28,064	$26,341	$24,760

REGULATORY CAPITAL DATA
Tier I capital	$251,460	$244,862	$241,399	$237,421	$231,721	$225,595
Total capital	278,799	269,513	266,097	261,521	254,894	248,014
Total risk adjusted assets	2,123,862	1,967,001	1,968,119	1,894,750	1,847,635	1,788,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(329,570)	(385,632)	(417,535)	(433,308)	(484,774)	(524,867)

Outstanding shares	14,328,472	14,272,410	14,240,507	14,224,734	14,173,268	14,133,175

INTANGIBLE ASSET DATA
Goodwill	$1,213	$1,213	$1,213	$1,098	$194	$194
Core deposit intangible	1,466	1,531	1,595	1,659	—	—
Mortgage servicing rights	1,428	1,413	1,436	1,385	1,351	1,343
Nonmortgage servicing rights	32	37	38	25	48	53

Total intangible assets	$4,139	$4,194	$4,282	$4,167	$1,593	$1,590

Intangible amortization expense	$165	$162	$162	$143	$95	$93

Balance sheet amounts are as of period end unless otherwise noted.